UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

LTX-Credence Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-461-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1.	Appointment of Officer.

On February 26, 2014, the Board of Directors (“Board”) of LTX-Credence Corporation (the “Company”) approved the promotion and appointment of Mark J. Gallenberger to the position of Senior Vice President, Chief Operating Officer, and Chief Financial Officer of the Company, effective as of March 1, 2014. Mr. Gallenberger continues to serve as the Company’s Treasurer and principal accounting officer. In connection with Mr. Gallenberger’s promotion, his annual base salary was increased from $380,400 to $410,000, effective March 1, 2014. For additional information related to Mr. Gallenberger’s prior experience and qualifications, please see the “Executive Officers” section of the Company’s proxy statement filed with the Securities and Exchange Commission on October 30, 2013 (the “2013 Proxy Statement”), which is incorporated herein by reference.

Except as described in this Current Report, there has been no material amendment to, and Mr. Gallenberger has not entered into, any material plan, contract or arrangement in connection with his appointment as the Senior Vice President, Chief Operating Officer and Chief Financial Officer of the Company. For a description of existing material plans in which Mr. Gallenberger participates and contracts or arrangements to which Mr. Gallenberger is a party, please see the “Compensation of Executive Officers” section of the 2013 Proxy Statement, which is incorporated herein by reference. Since the beginning of the Company’s preceding fiscal year, there have been no related party transactions between the Company and Mr. Gallenberger under Item 404(a) of Regulation S-K and none have been proposed.

2.	Grant of Restricted Stock Units.

On February 26, 2014, the Compensation Committee of the Board awarded 50,000 restricted stock units to David Tacelli, the Company’s President and Chief Executive Officer, and 25,000 restricted stock units to Mr. Gallenberger, the Company’s Senior Vice President, Chief Operating Officer and Chief Financial Officer, under the Company’s 2010 Stock Incentive Plan pursuant to the terms of the Company’s Restricted Stock Unit Agreement. Subject to Messrs. Tacelli’s and Gallenberger’s continued employment with the Company, one half of the restricted stock units vest on December 1, 2014, and the remaining restricted stock units vest on December 1, 2015. The Company’s 2010 Stock Incentive Plan and form of Restricted Stock Unit Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

3.	Adoption of Executive Profit Sharing Plan.

On February 26, 2014, the Compensation Committee of the Board approved an Executive Profit Sharing Plan (the “2014 Plan”) for certain executives of the Company including the Company’s executive officers. Bonuses paid pursuant to the 2014 Plan are intended to be tied to the achievement of key success elements related to the Company’s previously disclosed purchase of assets from Dover Printing & Identification, Inc. (“Dover”) and its specified affiliates used exclusively or primarily in connection with Dover’s ECT and Multitest businesses (the “Acquisition”). The 2014 Plan replaces and supersedes in its entirety the Company’s annual cash incentive bonus plan that was applicable to the Company’s executives for fiscal year 2014.

Each executive participating in the 2014 Plan has a target bonus under the 2014 Plan equal to 50% of such executive’s annual base salary. The Plan provides that bonuses will be paid in amounts that are determined by using a formula based on (i) the Company’s pro-forma earnings before interest and taxes, excluding accruals for the Company’s profit sharing plans, the amortization of purchased intangible assets, and certain one-time charges, such as acquisition costs, restructuring costs, and purchase accounting charges (referred to as “Adjusted Earnings”), and (ii) a sliding scale of the amount of annualized cost savings realized from the Acquisition.

The formula for determining the aggregate amount of bonuses to be paid to the executives under the 2014 Plan is: (i) the Company’s Adjusted Earnings during the period December 1, 2013 through July 31, 2014, plus an amount of the annualized cost savings realized from the Acquisition up to a maximum amount as determined by the Compensation Committee, (ii) multiplied by a targeted percentage amount to be determined by the

Compensation Committee, (iii) multiplied by a fraction, the numerator of which is the executive’s annual base salary, and the denominator of which is the sum of the annual base salaries of all of the 2014 Plan participants. No payment will be earned under the 2014 Plan unless a specified minimum amount of Adjusted Earnings is achieved. Bonus amounts under the 2014 Plan are capped at four times the target bonus amount under the 2014 Plan for Mr. Tacelli, 3.2 times for Mr. Gallenberger, 2.5 times for Pascal Ronde, and two times for the remaining participants.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 10.1	2010 Stock Incentive Plan (Incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on November 8, 2010)

Exhibit 10.2	Form of Restricted Stock Unit Agreement under the 2010 Stock Incentive Plan (Incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed on October 14, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: March 4, 2014	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger SVP, COO, CFO

EXHIBIT INDEX

(d)	Exhibits.

Exhibit 10.1*	2010 Stock Incentive Plan (Incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on November 8, 2010)

Exhibit 10.2*	Form of Restricted Stock Unit Agreement under the Company’s 2010 Stock Incentive Plan (Incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed on October 14, 2011)

*	Indicates a management contract or compensatory plan or arrangement.